Exhibit 1.1

[                ] Shares

AVOLON HOLDINGS LIMITED

COMMON SHARES ($[0.000007] PAR VALUE)

UNDERWRITING AGREEMENT

December [    ], 2014

December [    ], 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

as Representatives of the several Underwriters

Ladies and Gentlemen:

The shareholders (the “Selling Shareholders”) of Avolon Holdings Limited, a Cayman Islands exempted company incorporated with limited liability (the “Company”), named on Schedule I hereto severally propose to sell to the several Underwriters, for whom J.P. Morgan Securities LLC (“J.P. Morgan”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and Citigroup Global Markets Inc. (“Citigroup”, and together with J.P. Morgan and Morgan Stanley, the “Representatives”) are acting as representatives, named in Schedule II hereto (the “Underwriters”) an aggregate of [            ] common shares ($[0.000007] par value) each in the share capital of the Company (the “Firm Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also severally propose to sell to the several Underwriters not more than an additional [            ] common shares ($[0.000007] par value) each in the share capital of the Company (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares ($[0.000007] par value) each in the share capital of the Company to be issued and outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the

“Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule IV hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

The Company was formed solely for purposes of effectuating the initial public offering. Prior to the consummation of the offering, the Company will exchange [            ] of its common shares for all of the issued and outstanding common shares of Avolon Investments S.à r.l., such that Avolon Investments S.à r.l. will become a direct, wholly owned subsidiary of the Company (the “Share Exchange”). Unless otherwise required, this agreement assumes completion of the Share Exchange.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date thereof, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, when it became effective, and the Prospectus, as of its date, complied and, as amended or supplemented, if applicable, as of the date thereof, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus, as of the date hereof, does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date thereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule IV hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as an exempted company and is in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each of the Company’s significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (each, a “Significant Subsidiary”) has been duly organized or incorporated, is validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, has the requisite power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued share capital of each Significant Subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than as described in the

Time of Sale Prospectus or that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, Schedule V hereto includes each subsidiary of the Company that is a Significant Subsidiary and that is in existence on the date hereof.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized share capital of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The Common Shares (including the Shares to be sold by the Selling Shareholders) in issue and outstanding prior to the sale of the Shares to be sold by the Selling Shareholders have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Company has taken all actions and obtained all approvals necessary for the consummation of the Share Exchange and no fees, expenses, taxes or charges shall be borne by the Underwriters in connection with the Share Exchange.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of law applicable to the Company, (ii) the memorandum and articles of association of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any contravention in the case of clauses (i), (iii) and (iv) that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the Company’s ability to perform its obligations hereunder; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by U.S. federal or state or foreign securities, Blue Sky laws or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Shares or where the failure to obtain such consents, approvals, authorizations, orders or qualifications would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the Company’s ability to perform its obligations hereunder.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Shares will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous substances or natural resources (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) As of the date hereof, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r) Neither the Company nor any of its controlled affiliates or subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with the Foreign Corrupt Practices Act of 1977 and other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(s) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(t) (i) Neither the Company nor any of its controlled affiliates or subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory that, at the commencement of such dealing or transaction or at the time such dealing or transaction was consummated, was the subject of Sanctions.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v) Except as disclosed in the Time of Sale Prospectus, the Company or one of its direct or indirect subsidiaries (i) owns all aircraft reflected as owned by such person in the Time of Sale Prospectus, other than aircraft held in trust or through special purpose companies, and (ii) has good and marketable title to all real property and personal property reflected as assets owned by such person in the Time of Sale Prospectus, which property is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in or contemplated by the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, pursuant to the terms and conditions of any and all debt agreements to which the Company or any of its subsidiaries is a party, encumbrances created by any lessee or sublessee, or as permitted under aircraft leases entered into in the ordinary course to which the Company or any of its subsidiaries is a party; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus, or that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent.

(y) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries (i) has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(z) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to do so would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.

(bb) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than Common Shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(cc) The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(dd) The Company and each of its subsidiaries have filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect.

(ee) Each of the lease agreements, lease addenda, side letters, assignments of warranties, option agreements or similar agreements (not including non-binding term sheets or letters of intent) to which the Company or any of its subsidiaries is a party (collectively, the “Aircraft Lease Documents”), is in full force and effect, except in each case as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and, to the knowledge of the Company, no event of default (as so defined) has occurred and is continuing under any Aircraft Lease Document, except for such events of default as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff) The Company and/or its subsidiaries have entered into one or more aircraft purchase agreements (the “Aircraft Purchase Documents”) and letters of intent for the purchase of aircraft as described in or contemplated by the Time of Sale Prospectus. The Aircraft Purchase Documents entered into by the Company or any of its subsidiaries are in full force and effect except where the failure to be in full force and effect would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and, to the Company’s knowledge, no event of default (as defined in the applicable Aircraft Purchase Document) has occurred and is continuing under any Aircraft Purchase Document, except for such events of default as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(gg) The Company and its subsidiaries are in compliance in all material respects with all applicable laws, regulations or other requirements of the U.S. Federal Aviation Administration, the European Aviation Safety Agency and similar aviation regulatory bodies applicable to the Company (collectively, “Aviation Laws”), and neither the Company nor any of its subsidiaries has received any written, or to the knowledge of the Company, other notice of a failure to comply with applicable Aviation Laws, except for any failures to comply that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(hh) To the Company’s knowledge, the factual information contained in the report of ICF SH&E, Inc. (“ICF SH&E”) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “Independent Expert’s Report”) is true and accurate in all material aspects. ICF SH&E is not an affiliate of the Company and, to the Company’s knowledge, does not have a substantial interest, direct or indirect, in the Company. To the Company’s knowledge, none of the officers or directors of ICF SH&E is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing a similar function.

(ii) Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the Cayman Islands, Ireland or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in the Cayman Islands, Ireland or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the issuance and delivery of the Shares in the manner contemplated by this Agreement and the Time of Sale Prospectus or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Time of Sale Prospectus, save that stamp duty will be payable if the original of any relevant document or agreement is executed in, or following execution is brought to, the Cayman Islands.

(jj) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced against the Company by the courts of the Cayman Islands, without reconsideration or reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that such judgment:

(i) is given by a foreign court of competent jurisdiction;

(ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(iii) is final;

(iv) is not in respect of taxes, a fine or a penalty; and

(v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

(kk) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the courts of the Cayman Islands will observe and give effect to such choice of law, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the Borough of Manhattan in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(ll) Subject to the qualifications, limitations, exceptions and assumptions set forth in the Preliminary Prospectus and the Prospectus, the Company does not believe that it is a passive foreign investment company (a “PFIC”), as defined in section 1297 of the Internal Revenue Code of 1986, as amended.

(mm) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no approvals of any governmental body or agency or other official body are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions (which event may be treated for Irish tax purposes as covered by the disclosure relevant to tax on chargeable gains or distributions or dividends or otherwise) declared by the Company to the holders of Shares. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, under current laws and regulations of the Cayman Islands, Ireland and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and there are no exchange control registrations in the Cayman Islands, and all such payments made to the holders thereof or therein who are non-residents of the Cayman Islands and Ireland will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Ireland or any political subdivision or taxing authority thereof or therein, without the necessity of obtaining any governmental authorization in the Cayman Islands, Ireland or any political subdivision or taxing authority thereof or therein.

(nn) The Company is a “Foreign Private Issuer” as defined in Rule 405 under the Securities Act.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, on a several and not a joint and several basis, and only as to itself represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement signed by such Selling Shareholder and American Stock Transfer & Trust Company, LLC, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) will not contravene any provision of applicable law, or the organizational documents of such Selling Shareholder (if such Selling Shareholder is not an individual), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder except, in each case, where any such contravention would not reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement, except such as may be required by U.S. federal or state or foreign securities or Blue Sky laws in connection with the offer and sale of the Shares, except where the failure to obtain such consent, approval, authorization or order of, or qualification with, any governmental body or agency would not reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder.

(c) Such Selling Shareholder will have on the Closing Date (as defined in Section 5) valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, for such Selling Shareholder to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery (within the meaning of Section 8-301 of the UCC) of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares, (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (w) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case in the Company’s register of members in accordance with its memorandum and articles of association and applicable law, (x) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (y) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC and (z) the jurisdiction of DTC and its nominee for purposes of Section 8-110 of the UCC, and the jurisdiction applicable to the matters specified in subsections (a)(2) through (5) of Section 8-110 of the UCC, is the State of New York.

(f) Such Selling Shareholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g) (A) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) are limited to the Shareholder Information provided by such Selling Shareholder.

(h) Except for any net income, capital gains or franchise taxes imposed on the Underwriters by such Selling Shareholder’s jurisdiction of incorporation or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in such jurisdiction or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the delivery of the Shares by such Selling Shareholder in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus, provided, however, that (1) in the case of the United Kingdom (the “UK”), UK stamp duty may be payable if (a) the original of any relevant document or agreement is required to be produced in evidence in any UK civil proceedings or is required for other official purposes in the UK and (b) such document or agreement was executed in the UK or relates to any matter or thing done or to be done in any part of the UK; and (2) in case of an action before a court in Luxembourg or an autorité constituée, any documents referred to in the summons may have to be registered in which case, as well as in case of a voluntary registration, a fixed or an ad valorem tax, depending on the nature of the document and the underlying agreement reflected therein may become due and payable.

(i) Such Selling Shareholder has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the Borough of Manhattan in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(j) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

3. Agreements to Sell and Purchase. (a) Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters the number of Firm Shares set forth in Schedule I hereto opposite the name of such Selling Shareholder, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $[        ] per share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional Common Shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, severally and not jointly, agrees to sell to the Underwriters the number of Additional Shares that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares sold by such Selling Shareholder as set forth on Schedule I hereto to the total number of Firm Shares purchased and the Underwriters shall have the right to purchase, severally and not jointly, up to [                ] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Common Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional Common Shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(b) The Company hereby agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any other securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder; (ii) the issuance of Common Shares or options to purchase Common Shares, or issuance of Common Shares upon exercise of options, pursuant to any share or stock option, share or stock bonus or other share or stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (iii) the filing of a registration statement on Form S-8 (or equivalent form) with the Commission; (iv) the issuance of Common Shares in connection with the Share Exchange; (v) the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing; and (vi) the issuance of Common Shares in connection with the acquisition of, or a joint venture with, another company, provided that each transferee shall sign and deliver a Lock-Up Letter Agreement substantially in the form of Exhibit A-1 hereto and provided further, that the number of Common Shares issued pursuant to this clause (vi) shall not exceed 5% of the Common Shares then outstanding.

If the Representatives in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Exhibit A-1 hereto for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

4. Terms of Public Offering. The Company and the Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Shareholder are further advised by you that the Shares are to be offered to the public initially at $[        ] per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[        ] per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[        ] per share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December [    ], 2014, or at such other time on the same or such other date, not later than December [    ], 2014, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to each Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than January [    ], 2014, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered by registration on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The Selling Shareholders’ several obligations to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Maples and Calder, outside Cayman Islands counsel for the Company, dated the Closing Date, substantially in the form of Exhibit C-1.

(d) The Underwriters shall have received on the Closing Date an opinion of Maples and Calder, outside Irish counsel for the Company, dated the Closing Date, substantially in the form of Exhibit C-2.

(e) The Underwriters shall have received on the Closing Date an opinion of Weil, Gotshal & Manges LLP, outside New York counsel for the Company, dated the Closing Date, substantially in the form of Exhibit C-3.

(f) The Underwriters shall have received on the Closing Date opinions of counsel for such Selling Shareholders as may be reasonably requested by the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Underwriters shall request.

(h) Weil, Gotshal & Manges LLP and Davis Polk & Wardwell LLP, may state that their opinions and beliefs are based upon their participation in the preparation of the

Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(f) above, counsel for the Selling Shareholders may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and in other documents and instruments; provided that, (A) each such counsel for the Selling Shareholders is reasonably satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance reasonably satisfactory to your counsel, (C) copies of the Custody Agreement and of any such other documents and instruments shall be delivered to you and shall be in form and substance reasonably satisfactory to your counsel and (D) such counsel shall state in their opinion that they are justified in relying on each such other opinion.

(i) The opinions of Maples and Calder, Weil, Gotshal & Manges LLP and counsel for the Selling Shareholders described in Sections 6(c), 6(d), 6(e) and 6(f) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k) The “lock-up” agreements, each substantially in the form of Exhibits A-1 and A-2 hereto, as the case may be, between you and certain officers, directors and shareholders of the Company and the Selling Shareholders relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(l) The Share Exchange shall have been completed as contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of Maples and Calder, outside Cayman Islands counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii) an opinion of Maples and Calder, outside Irish counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv) an opinion of Weil, Gotshal & Manges LLP, outside New York counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v) opinions of counsel for such Selling Shareholders as may be reasonably requested by the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(vi) an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;

(vii) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(j) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, upon request, signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts in any material respect with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict in any material respect with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to (1) qualify to do business in any jurisdiction where it is not now so qualified, (2) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or (3) take any action that would subject it to taxation in any jurisdiction where it is not now so subject or to any degree greater than it is now subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8. Covenants of the Selling Shareholders. Each Selling Shareholder, on a several and not a joint and several basis, and only as to itself with respect to its Shares, covenants with each Underwriter as follows:

(a) Each Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8 appropriate to its circumstances, together with all required attachments to such form.

(b) Each Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance, capital gains, income, withholding or other taxes, including any interest and penalties, on (A) the execution, delivery and performance of this Agreement, (B) the issuance and delivery of the Shares in the manner contemplated by this Agreement and the Time of Sale Prospectus and (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Time of Sale Prospectus. All indemnity payments to be made by such Selling Shareholder hereunder in respect of this Section 8(b) shall be made without withholding or deduction for or on account of any present or future Cayman Islands or Irish taxes, duties or governmental shares whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for any net income, capital gains or franchise taxes imposed on the Underwriters by the Cayman Islands, Ireland or the United States or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, such Selling Shareholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Company’s and the Selling Shareholders’ several obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and up to $10,000 in the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) the application fees and up to $30,000 of all reasonable and documented fees and expenses (including reasonable and documented fees and expenses of counsel to the Underwriters) incurred in connection with the review and qualification of the offering of the Shares by the FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Each Selling Shareholder shall pay the underwriting discounts and commissions with respect to any Shares sold by it pursuant to this Agreement.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each Selling Shareholder, each person, if any, who controls any Underwriter or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment thereof or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii) any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in the case of clauses (i) and (ii) above insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or based upon the Shareholder Information. [The Company agrees and confirms that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.]1

(b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred

[1]	TBD whether we will market into Japan.

in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment thereof or cause by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii) any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but, in the case of clauses (i) and (ii) above, only with reference to information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein, it being understood and agreed that (1) the only information relating to any Selling Shareholder, furnished by any Selling Shareholder consists of the following information in the Time of Sale Prospectus and Prospectus: the name of such Selling Shareholder and the beneficial ownership information (excluding percentages) and number of Shares being sold by such Selling Shareholder, each as described under the caption “Principal and Selling Shareholders” (the “Shareholder Information”) and (2) the liability of each Selling Shareholder under the indemnity and contribution provisions contained in Section 8 and this Section 11 shall be limited to an amount equal to the net proceeds (but before expenses), to such Selling Shareholder from the sale of Shares sold by such Selling Shareholder (with respect to each Selling Shareholder, the “Selling Shareholder Amount”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment thereof or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading or (ii) any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but, in the case of clauses (i) and (ii) above, only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of

Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto it being understood and agreed that the only such information furnished by any Underwriter consists of the disclosure on sales to discretionary accounts appearing in the seventh paragraph and the description of stabilizing and short sale transactions appearing in the twelfth paragraph under the caption “Underwriting”.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Company, Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Selling Shareholder shall be required to contribute any amount in excess of its Selling Shareholder Amount, and no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity or in accordance with any other agreements between the parties.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or currency exchange rates, or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in

Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of the Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of the Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable and documented fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and the Selling Shareholders acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders. The Company and the Selling Shareholders waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Judgment Currency. The Company and each Selling Shareholder agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

16. Waiver of Immunity. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court with respect to themselves or their respective property and assets or this Agreement, the Company and each Selling Shareholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

17. Submission to Jurisdiction. Each of the Company and the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholders waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Shareholders agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Shareholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Selling Shareholder, as applicable, is subject by a suit upon such judgment. The Company and each Selling Shareholder identified on Schedule III hereto irrevocably appoint [CT Corporation], located at 111 Eighth Avenue, New York, New York as its authorized agent in the

Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or any such Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section 17, shall be deemed in every respect effective service of process upon the Company and such Selling Shareholder in any such suit or proceeding. Each of the Company and the Selling Shareholders hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

18. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013; if to the Company shall be delivered, mailed or sent to The Oval, Building 1, Shelbourne Road, Ballsbridge, Dublin 4, Ireland, and if to the Selling Shareholders shall be delivered, mailed or sent to the addresses set forth on Schedule I hereto.

Very truly yours,

AVOLON HOLDINGS LIMITED

By:
Name:
Title:

[SELLING SHAREHOLDERS]

By:
Name:
Title:

Accepted as of the date hereof

J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Citigroup Global Markets Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold

Avolon Holding Corporation (Luxembourg) I, S.à r.l.	[—	]
Avolon Holding Corporation (Luxembourg) II, S.à r.l.	[—	]
Avolon Holding Corporation (Luxembourg) III, S.à r.l.	[—	]
c/o Oak Hill Capital Partners III, L.P.
201 Main Street, Suite 1018
Fort Worth, Texas 76102
Attention: Controller
Facsimile: (817) 339-7350
Email: shessing@oakhillcapital.com

with a copy to:

Kevin G. Levy
Keystone Group, L.P.
201 Main Street, Suite 3100
Fort Worth, Texas 76102
Facsimile: (817) 887-5876

Idamante S.à r.l.	[—	]
4 Rue Albert Borschette
L-1246
Luxembourg

Attention: The Directors
Facsimile: +352 2609 5230

AAIL Holdings S.à r.l.	[—	]
20 Avenue Monterey
L-2163
Luxembourg

Attention: The Directors
Facsimile: +352 2668 6220

Vigorous Investment Pte Ltd.	[—	]
168 Robinson Road
#37-01 Capital Tower
Singapore
068912
Singapore

Attention: Head, Legal and Compliance Department

PEG Avolon Holdings	[—	]
Private Equity Partners IX Direct LP	[—	]
Private Equity Partners X Direct L.P.	[—	]
Goldman, Sachs & Co.
200 West Street
15th Floor
NY 10282

Attention: Brandon Press
Facsimile: +1 212 428 4677

OHA AvAero Holdings S.à r.l.	[—	]
Oak Hill Advisors, L.P.
114 Avenue of the Americas
27th Floor
New York
New York 10036

Attention: Jeffrey Kirt and Gregory Rubin
Facsimile: +1 212 838 8411

Fourth Cinven (Railpen 2011) Co-Investment Limited Partnership	[—	]
c/o Cinven Limited
Tudor House
Le Bordage
St Peter Port
Guernsey GY1 3PP

Attention: Sarah-Jane Stratford
Facsimile: +44 1481 747 749

Universities Superannuation Scheme Limited	[—	]
6th Floor
60 Threadneedle Street
London EC2R 8HP

Attention: Geoffrey Geiger

with a copy to:

6th Floor
60 Threadneedle Street
London EC2R 8HP

Attention: Legal

Total:

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased

J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
UBS Securities LLC
Wells Fargo Securities, LLC
BNP Paribas Securities Corp.
Cowen and Company, LLC
Credit Agricole Securities (USA) Inc.
DBS Bank Ltd.
Natixis Securities Americas LLC

Total:

SCHEDULE III

Selling Shareholders Irrevocably Appointing an Agent for Service of Process

1.	Idamante S.à r.l.

2.	AAIL Holdings S.à r.l.

3.	Fourth Cinven (Railpen 2011) Co-Investment Limited Partnership

4.	Universities Superannuation Scheme Limited

5.	Vigorous Investment Pte Ltd.

SCHEDULE IV

Time of Sale Prospectus

1.	Preliminary Prospectus issued December [ ], 2014

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

SCHEDULE V

Significant Subsidiaries of the Company

Significant Subsidiary	Jurisdiction of Incorporation

1. Avolon Investments S.à r.l.	Luxembourg

2. Avolon Aerospace Limited	Cayman Islands

3. Avolon Aerospace Leasing Limited	Cayman Islands

4. Avolon Aerospace (Warehouse 1) Limited	Cayman Islands

5. Avolon Aerospace (Funding 2) Limited	Cayman Islands

6. Emerald Aviation Finance Limited	Cayman Islands

EXHIBIT A-1

[FORM OF LOCK-UP LETTER FOR DIRECTORS AND OFFICERS]

            , 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC (“J.P. Morgan”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and Citigroup Global Markets Inc. (“Citigroup”, and together with J.P. Morgan and Morgan Stanley, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Avolon Holdings Limited, a Cayman Islands exempted company incorporated with limited liability (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, including the Representatives (the “Underwriters”), of [                ] common shares (the “Shares”) ($[0.000007] par value) of the Company (the “Common Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period)” relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.

A-1-1

The restrictions contained in the preceding paragraph shall not apply to (a) the conversion of a security outstanding on the date hereof on which the Underwriters have been advised in writing; (b) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift; (c) distributions of Common Shares or any security convertible into Common Shares to limited partners, members or shareholders of the undersigned; (d) transfers to any trust for the direct or indirect benefit of the undersigned and/or any family member of the undersigned; (e) distributions by will or intestate succession; provided that in the case of any transfer or distribution pursuant to clauses (b)-(e), (x) each donee, transferee, distributee or trustee shall sign and deliver an agreement substantially in the form of this letter; (y) no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution and (z) any such transfer or distribution shall not involve a disposition for value; [(f) a pledge of or creation of security interest over any Common Shares which on the date hereof are, or during the Restricted Period may be, pledged or secured as collateral for a loan to the undersigned or one of the undersigned’s affiliates; provided that (i) such Common Shares are pledged or secured solely with respect to such loan and (ii) the lender has agreed to be bound by the lock-up provisions set forth in this agreement with respect to any such Common Shares that are transferred to such lender as a result of foreclosure and/or enforcement of such security;]1 ([g]) the delivery of Common Shares to the Company for cancellation (or the withholding and cancellation of Common Shares by the Company) as payment for (i) the exercise price of any Common Share option granted in the ordinary course pursuant to any of the Company’s current or future employee or director share option, incentive or benefit plans or (ii) the withholding taxes due upon the exercise of any such Common Share option or the vesting of any restricted Common Shares granted under any such plan, provided that (A) no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such exercise or vesting other than a Form 4 (which shall explain in a footnote the reason for such filing) and (B) all net Common Shares received upon such exercise or vesting are subject to the restrictions hereof; ([h]) Common Shares acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act reporting a reduction in beneficial ownership of Common Shares shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions; or ([i]) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it may, during the Restricted Period, only make a demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable

[1]	To be included in the applicable management lockup letter.

A-1-2

or exchangeable for Common Shares to the extent that there has not been, and will not be, a public announcement of such demand or exercise and a registration statement relating to such demand or exercise will not be filed during the Restricted Period. The undersigned also consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

In the event that a release is granted to any director or officer other than the undersigned relating to the lockup restrictions set forth above for the Company’s Common Shares, the same percentage of shares of the Company’s Common Shares held by the undersigned (the “Pro-rata Release”) shall be immediately and fully released on the same terms from any remaining lockup restrictions set forth herein; provided, however, that such Pro-rata Release shall not be applied in the event of (a) releases granted to any individual party by the Representatives in an amount less than or equal to [                ] Shares from such lockup restrictions in respect of such party, or (b) releases granted in connection with any primary or secondary public offering or sale that is underwritten (the “Underwritten Sale”) of the Company’s Common Shares during the Restricted Period in which the undersigned (i) participates on the same terms as any other equity holders in such Underwritten Sale or (ii) is offered to participate on the same terms as any other equity holders in such Underwritten Sale but the undersigned elects not to participate. In the event that any percentage of such Common Shares released from the lockup restrictions are subject to any restrictions of the type set forth in clause (1) or (2) of the second paragraph of this agreement, the same restrictions shall be applicable to the release of the same percentage of the Company’s Common Shares held by the undersigned. In the event that the undersigned is released from any of its obligations under this agreement or, by virtue of this agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Common Shares (or any securities convertible into Common Shares) prior to the date that is 180 days after the date of the Prospectus, the Representatives shall use their commercially reasonable efforts to provide notification of such to the Company within three (3) business days thereof; provided, that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters.

It is understood that (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

A-1-3

It is understood that, (i) if the Company notifies the Underwriters in writing that it does not intend to proceed with the Public Offering prior to the execution of the Underwriting Agreement, (ii) if the registration statement relating to the Shares does not become effective, (iii) if the Underwriting Agreement does not become effective by December 31, 2014 or (iv) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares, then the undersigned will be released from its obligations under this agreement.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

A-1-4

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

A-1-5

EXHIBIT A-2

[FORM OF LOCK-UP LETTER FOR SELLING SHAREHOLDERS]

            , 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC (“J.P. Morgan”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and Citigroup Global Markets Inc. (“Citigroup”, and together with J.P. Morgan and Morgan Stanley, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Avolon Holdings Limited, a Cayman Islands exempted company incorporated with limited liability (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, including the Representatives (the “Underwriters”), of [                ] common shares (the “Shares”) ($[0.000007] par value) of the Company (the “Common Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period)” relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.

A-2-1

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold pursuant to the Underwriting Agreement; (b) the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing; (c) transactions by the undersigned relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions; (d) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift; (e) distributions of Common Shares or any security convertible into Common Shares to limited partners, members or shareholders of the undersigned; (f) transfers to any trust for the direct or indirect benefit of the undersigned; (g) distributions by will or intestate succession, provided that in the case of any transfer or distribution pursuant to clauses (d)-(g) above, (x) each donee, transferee, distributee or trustee shall sign and deliver an agreement substantially in the form of this letter; (y) no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution and (z) any such transfer or distribution shall not involve a disposition for value; or (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it may, during the Restricted Period, only make a demand for, or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares to the extent there has not been, and will not be, a public announcement of such demand or exercise and a registration statement relating to such demand or exercise will not be filed during the Restricted Period. The undersigned also consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

It is understood that, (i) if the Company notifies the Underwriters in writing that it does not intend to proceed with the Public Offering prior to the execution of the Underwriting Agreement, (ii) if the registration statement relating to the Shares does not become effective, (iii) if the Underwriting Agreement does not become effective by December 31, 2014 or (iv) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares, then the undersigned will be released from its obligations under this agreement.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

A-2-2

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

A-2-3

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

            , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Avolon Holdings Limited (the “Company”) of [                ] common shares, ($[0.000007] par value) (the “Common Shares”), of the Company and the lock-up letter dated [            ], 2014 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [            ], 20[    ], with respect to [                ] Common Shares (the “Shares”).

J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [            ], 20[    ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Citigroup Global Markets Inc.

Acting on behalf of itself and the several Underwriters named in Schedule II hereto

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

cc:	Company

FORM OF PRESS RELEASE

Avolon Holdings Limited

[Date]

Avolon Holdings Limited (the “Company”) announced today that J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., the lead book-running managers in the Company’s recent public sale of [                ] common shares, are [waiving] [releasing] a lock-up restriction with respect to [                ] common shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [            ], 20[    ] , and the common shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C-1

Form of Opinion of Maples and Calder (Cayman Islands)

C-1-1

EXHIBIT C-2

Form of Opinion of Maples and Calder (Ireland)

C-2-1

EXHIBIT C-3

Form of Opinion of Weil, Gotshal & Manges LLP

C-3-1